UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2018

ZOGENIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 455, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 550-8300
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Zogenix, Inc. (the “Company”) was held on May 23, 2018. Represented at the meeting were 29,829,438 shares, or 85.29%, of the Company’s 34,973,300 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.
Proposal 1 — Election of Directors
The Company's stockholders elected each of the following directors to hold office until the 2021 Annual Meeting of Stockholders with each receiving the following votes:

Director Name	For	Against	Abstained	Broker Non-Votes
James B. Breitmeyer, M.D., Ph.D.	27,351,115	93,148	227,687	2,157,488
Stephen J. Farr, Ph.D.	27,405,651	38,752	227,547	2,157,488
In addition to the directors elected above, Roger L. Hawley, Erle T. Mast, Renee P. Tannenbaum, Pharm.D., Louis C. Bock, Cam L. Garner and Mark Wiggins continue to serve as directors after the annual meeting.
Proposal 2 — Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2018
The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, with the following vote:

For	Against	Abstained
29,562,058	43,647	223,733
Proposal 3 — Advisory Vote to Approve Compensation of the Named Executive Officers
The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company's 2018 Proxy Statement, with the following vote:

For	Against	Abstained	Broker Non-Votes
27,296,361	132,987	242,602	2,157,488

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date:	May 23, 2018	By:	/s/ Michael P. Smith
		Name:	Michael P. Smith
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary